Exhibit 10.13

SEPARATION AGREEMENT AND GENERAL RELEASE OF ALL CLAIMS

This Separation Agreement and General Release of All Claims (the “Agreement”), dated as of May 17, 2024, is by and between Jennifer Fulk (“you”, “your” or “I”) and Talkspace LLC (the “Company”).

WHEREAS, you and the Company have mutually agreed that your employment will be terminated pursuant to your Employment Agreement with the Company;

WHEREAS, the Company is entering into this Agreement without any admission that the Company has violated any law or legal obligation with respect to you and/or any aspect of your employment with the Company or termination therefrom; and now

THEREFORE, in consideration of the mutual covenants and promises set forth in this Agreement, as well as good and valuable consideration provided herein, you and the Company agree as follows:

1.
Separation Date. Your employment with the Company will terminate, effective May 20, 2024 (the “Separation Date”).
2.
Separation Payment. Provided that you comply with all the terms of this Agreement, the Company shall provide you with the following separation benefits (collectively, the “Separation Benefits”):

a.
The Company shall pay to you a severance payment equal to four hundred thousand dollars ($400,000) (the “Separation Payment”), less applicable tax withholdings, to be paid in substantially equal installments for a period of 12 months following the Separation Date, with such payments to commence being paid on the first payroll date immediately following the Release Effective Date (as defined below) (with any amounts otherwise payable prior to such date to be paid in a lump sum on such payroll date without interest thereon), and thereafter in bi-weekly installments on each of the Company’s regularly scheduled payroll dates during such 12-month period, in accordance with Section 4(a) of the Executive Severance Plan (the “Severance Plan”);
b.
The Company will honor your bonus for fiscal year 2024 at 50% of the total amount awarded (at least 100% of personal amount and up to 150% of the Company amount at the Board's discretion), but in no event shall the bonus paid to you be less than

$200,000 (such amount, as applicable, the “2024 Bonus Payment”). The Company shall pay you the 2024 Bonus Payment, less applicable tax withholdings, on or before the 2024 bonus payment date (currently set as March 15, 2025), but in no event later than March 15, 2025; and

c.
Subject to the requirements of the Internal Revenue Code of 1986, as amended, if you properly elect healthcare continuation coverage under the Company’s group health plans pursuant to COBRA, to the extent that you are eligible to do so, then the Company shall directly pay or, at its election, reimburse you for the COBRA premiums for you and your covered dependents (in an amount determined based on the same benefit levels as would have applied if your employment had not been terminated, based on your elections in effect on the Separation Date) until the earlier of the end of the 12th month following the Separation Date or the date you become eligible for healthcare coverage under a subsequent employer’s health plan (the

“COBRA Premium Payment”). Notwithstanding the foregoing, (i) if any plan pursuant to which such benefits are provided is not, or ceases prior to the expiration of the period of continuation coverage to be, exempt from the application of Code Section 409A under Treasury Regulation Section 1.409A-1(a)(5), or (ii) the Company is otherwise unable to continue to cover you under its group health plans without penalty under applicable law (including without limitation, Section 2716 of the Public Health Service Act), then, in either case, an amount equal to each remaining COBRA Premium Payment shall thereafter be paid to you in substantially equal monthly installments over the applicable period (or the remaining portion thereof).

d.
As a condition to the Company providing you with any portion of the Separation Benefits, as well as the Accelerated RSUs (as defined below), you must date, sign and return to the Company a signed original Agreement on or before June 4, 2024, and you must not revoke your signature to this Agreement at any time during the applicable 7-day revocation period.
3.
Treatment of Equity Awards. As of the Separation Date, you hold 720,684 unvested Restricted Stock Units (“RSUs”). As consideration for your acceptance of this Agreement, the Company shall accelerate the vesting of 50% of these RSUs (360,342 RSUs, the “Accelerated RSUs”) under the Talkspace, Inc. 2021 Incentive Award Plan (the “Plan”), with such accelerated vesting to become effective upon the Release Effective Date. These Accelerated RSUs shall be settled no later than five (5) calendar days following the Release Effective Date. The remaining RSUs that do not constitute Accelerated RSUs shall be cancelled and forfeited for no consideration as of the Separation Date. Further, you will retain all of your stock options that are vested as of the Separation Date. The Company will extend the date to exercise these vested stock options to seven (7) days after the 2024 bonus payment date (currently set as March 15, 2025). Except as otherwise specifically provided in this Agreement, award(s) under the Plan shall be governed in all respects by the terms of and conditions of the Plan and the applicable Award Agreement.

4.
Acknowledgement, Release of All Claims and Representations.
a.
You acknowledge and agree that your employment with the Company terminated effective on the Separation Date and that all Company obligations and benefits provided to you and your eligibility to participate in any Company benefit program(s) (other than those obligations and benefits provided under this Agreement or subject to continuation or extension rights in accordance with applicable law) ceased effective on the Separation Date. You acknowledge that you have been notified of your ability to elect continuation coverage at your expense (except as otherwise provided in Section 2(c)) in the Company’s group medical plan in a separate document. Irrespective of your decision to execute and return this Agreement as provided herein, the Company will pay or provide to you (i) any accrued but unpaid base salary earned through the Separation Date, less applicable tax withholdings, and (ii) any vested employee benefits earned through the Separation Date (the “Accrued Benefits”).

b.
You acknowledge that the Company’s providing you with the Separation Benefits and other consideration specified in this Agreement, including the Accrued Benefits, will fully discharge the Company and all of the Releasees (as defined below) from all liabilities and obligations pursuant to any oral or written agreement between you and the Company and any other alleged promise or understanding between you and the Company. You specifically acknowledge that the Separation Benefits include and are in excess of any amounts due you from the Company in connection with, directly or indirectly, your employment with the Company and the termination thereof, including, without limitation, any wages, salary, commission, bonus, equity compensation, tips, vacation pay and any other benefit payment except as specifically provided herein.

c.
In consideration for the Company providing you with the Separation Benefits, to which you acknowledge you would not otherwise be entitled, you hereby release and forever waive any and all claims of any nature, whether known or unknown, which you have had, may now have, or may hereafter have, regarding any matter arising on or before the date you sign this Agreement, against the Company and each of the Company’s current and former parents, subsidiaries, divisions, affiliates, related entities, including but not limited to and the current and former officers, directors, shareholders, principals, employees, agents, insurers, representatives successors and assigns of all such entities, both individually and in their official capacities (collectively with the Company, the “Releasees”), from all causes of action, claims, damages, judgments or agreements of any kind including, but not limited to, all matters arising out of your employment with the Company and the termination thereof, claims for wages, compensation, separation pay or severance pay (other than as specifically set forth herein).

d.
This release of claims includes, but is not limited to, alleged violations of any federal, state or local fair employment practices law, including as applicable, Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1866, the Civil Rights Act of 1991, the Equal Pay Act, the Rehabilitation Act of 1973, the Americans With Disabilities Act, as amended, the Family and Medical Leave Act, the Age Discrimination in Employment Act (including the Older Workers Benefit Protection Act), the Fair Labor Standards Act, the Employee Retirement Income Security Act (ERISA), the Workers’ Adjustment and Retraining Notification Act (WARN), the Fair Credit Reporting Act (FCRA), the National Labor Relations Act (NLRA), the Genetic Information Nondiscrimination Act (GINA), the Immigration Reform and Control Act (ICRA), the Indiana Age Discrimination Act, the Indiana Employment Discrimination Against Disabled Persons Act (IEDDP), the Indiana Equal Pay Law (IEPL), the Indiana Occupational Safety and Health Act, the Indiana Bring Your Gun to Work Act, the Indiana Military Family Leave Act (IMFLA), and any other federal, state or local law, regulation or ordinance, including without limitation any claims, asserted benefits or rights arising by or under contract or implied contract, any alleged oral or written contract or agreement for employment or services, any claims arising by or under promissory estoppel, detrimental reliance, or under any asserted covenant of good faith and fair dealing, and any claims for defamation, fraud, fraudulent inducement, intentional infliction of emotional distress, or any other tortious conduct, including personal injury of any nature and arising from any source or condition or attorney’s fees and costs of any nature related to any such claim described in this paragraph, specifically excluding any claim for statutorily protected claims including, without limitation, post-employment benefits that may not be waived under applicable law, or claim to enforce your rights under this Agreement. Nothing herein shall impair your ability to participate in a claim or investigation by the Equal Employment Opportunity Commission or federal, state or local agency as required by law, although you hereby waive any right you may have to any recovery therefrom.

e.
Except as prohibited by applicable law, you hereby waive your right to participate in any capacity (including as a class member) in any class action involving the Company or any of the Releasees and hereby waive any right you may have to any recovery therefrom.

f.
You represent that you have not: (i) suffered any workers compensable injury while employed by the Company up to and including the Separation Date; (ii) been denied any leave or benefits under any Company policy, family, medical or disability law; (iii) reported any alleged unethical or illegal conduct or activity to the Company or any of the Releasees and have no knowledge of any such conduct or activity; and/or (iv) been subjected to retaliation of any kind for reporting any allegations of wrongdoing by the Company or any of the Releasees.

g.
You further represent that you have not commenced, and will not, at any time after execution of this Agreement, commence any actions, lawsuits, claims, or other legal proceeding or file any charge or complaint with any federal, state, or local agency against the Releasees, relating to any matter arising prior to your execution of this Agreement, except as specifically authorized herein. By signing this Agreement, you are providing a complete waiver of all claims that may have arisen against the Releasees, whether known or unknown, up until the time that this Agreement is executed, and agree that this Agreement will constitute a complete bar to any such claim. If you breach this Agreement by filing a claim against the Company (or any Releasee), you agree that you may be required to return an amount equal to the Separation Payment and to pay all reasonable legal fees and costs incurred by the Company or the applicable Releasee to obtain the dismissal of any such claim, without altering or diminishing the effectiveness of the waiver and release provisions of the Agreement herein.

h.
In further consideration for the Company providing you with the Separation Benefits, to which you acknowledge you would not otherwise be entitled, you will execute a subsequent General Release of All Claims in favor of the Company and the Releasees on the Separation Date, if you sign this agreement prior thereto.
5.
Notwithstanding anything to the contrary in this Agreement, nothing herein is intended to prevent you from (a) filing a charge with, reporting possible violations of federal law or regulation to, participating in any investigation by, or cooperating with the U.S. Securities and Exchange Commission (“SEC”), the Financial Industry Regulatory Authority (“FINRA”), the Equal Employment Opportunity Commission (EEOC), the National Labor Relations Board (“NLRB”), the Occupational Safety and Health Administration (OSHA), the U.S. Commodity Futures Trading Commission (CFTC), the U.S. Department of Justice or any other securities regulatory agency, self-regulatory authority or federal, state or local regulatory authority (collectively, “Government Agencies”), or making other disclosures that are protected under the whistleblower provisions of applicable law or regulation, (b) communicating directly with, cooperating with, or providing information (including trade secrets) in confidence to any Government Agencies for the purpose of reporting or investigating a suspected violation of law, or from providing such information to your attorney or in a sealed complaint or other document filed in a lawsuit or other governmental proceeding, and/or (c) receiving an award for information provided to any Government Agency. Pursuant to 18 USC Section 1833(b), you will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (x) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (y) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; provided that this Agreement does not limit your right to receive an award (including a monetary reward) for information provided to the SEC. You do not need the prior authorization of anyone at the Company to make any such reports or disclosures, and you are not required to notify the Company that you have made such reports or disclosures.

6.
Return of Property; Confidential Information.

a.
You acknowledge that you have returned (or immediately shall return) to the Company all Company property in your possession or under your control, including, but not limited to, identification cards, records, documents or files (in whatever form, including electronic)

concerning the Company, its employees, agents, contractors, customers, suppliers and vendors.

b.
You agree to keep all information concerning the Company and any of the Releasees, specifically including, but not limited to, any personal or business information concerning the Company, its employees, agents, contractors, suppliers, customers and vendors or other proprietary information or trade secret of the Company and any of the Releasees, other than information which is or becomes generally available to the public (except for information that is or becomes public through your breach of this Agreement) or was disclosed to you by a third party who was under no obligation to the Company to maintain its confidentiality, strictly confidential and shall not disclose or cause or permit to be disclosed any Confidential Information to any person, party or other entity, other than as you may be compelled to disclose by law or formal legal process.

7.
Non-Disparagement/External Communications. You shall not disparage the Company or any of the Releasees nor shall you take any action that would cause any third party to do so, including without limitation making, or causing to be made, derogatory or disparaging statements (whether verbal or written) to anyone concerning the Company’s or any of the Releasees’ reputation, financial status, personal or business information or relationships, provided that the foregoing does not prevent you from testifying truthfully under oath pursuant to a lawful court order, deposition notice or subpoena or otherwise providing disclosures as required by law. The Company shall direct its employees to not disparage you or take any action that would cause any third party to do so, including without limitation making, or causing to be made, derogatory or disparaging statements (whether verbal or written) to anyone concerning your reputation, provided that the foregoing does not prevent them from testifying truthfully under oath pursuant to a lawful court order, deposition notice or subpoena or otherwise providing disclosures as required by law.

8.
No Admission. You acknowledge the Company’s offer of, and payment to you of, the Separation Payment does not constitute an admission by the Company that it has violated any law or legal obligation with respect to you and/or any aspect of your employment with the Company or resignation therefrom.

9.
Breach of this Agreement; Remedies.
a.
You acknowledge that the Company will suffer irreparable injury in the event of a material breach or threatened material breach by you of any of the covenants contained in this Agreement, and that money damages would not afford an adequate remedy. You, therefore, consent and agree that the Company shall be entitled to a temporary or permanent injunction or other equitable relief to restrain such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages, and without the necessity of posting any bond or other security. Any equitable relief shall be in addition to, not instead of, legal remedies, monetary damages, or other available relief.

b.
In the event the Company determines any of the requisite representations contained within this Agreement cannot be truthfully provided by you (i.e., you disparaged the Company or any of the Releasees) prior to the Effective Date, the Company may, in its sole discretion, void the Agreement so that it has no force and effect, and you shall have no right to receive, and the Company shall have no obligation to provide you with the Separation Payment.

c.
In the event of a material breach by you of any of the provisions of this Agreement, you hereby acknowledge and agree that the Company shall be entitled, in addition to other available remedies, the sum of $500.00 (the “Liquidated Damages”) without waiving the releases you provided in this Agreement.

d.
In addition to any other available remedies, in the event of a material breach or threatened material breach by you of any of the covenants contained in this Agreement, the Company shall further be entitled to recover the reasonable costs and attorney’s fees incurred in seeking relief for any such breach, without diminishing the effectiveness of the waiver and release provisions of the Agreement herein.

10.
Time to Consider and Revocation Period.
a.
Since your execution of this Agreement releases the Company and the Releasees from all claims you may have, you should review this Agreement carefully before signing it. You expressly acknowledge you are not entitled to, and will not seek, attorneys’ fees in connection with any issue arising out of your employment with, or termination of employment, with the Company or any of the Releasees, or in connection with the negotiation or execution of this Agreement. You further expressly acknowledge you are not in any manner a prevailing party.
b.
You acknowledge that you have been given up to twenty-one (21) days from your receipt of this Agreement to consider its meaning and effect and to decide whether you wish to agree to it and sign it. If you choose to sign and return this Agreement sooner than twenty-one (21) days after the date you received it on May 14, 2024, you will have waived your right to consider it for the full twenty-one (21) day period.

To be eligible to receive your Separation Benefits pursuant to this Agreement, you must date, sign and return an original Agreement to the Company, attention John Reilly, on or before June 4, 2024. Once you have signed this Agreement, you may revoke your execution within seven (7) days, and this Agreement shall not become effective or enforceable until the expiration of such revocation period without you having effectively revoked the Agreement pursuant to and in accordance with this paragraph. Any revocation of this Agreement must be in writing and emailed and mailed to the Company, attention John Reilly no later than the close of business on the seventh day following your execution of the Agreement. You acknowledge that if you do not sign and return this Agreement to the Company, it shall be of no force and effect and you shall have no right to receive, and the Company shall have no obligation to provide you with, any portion of the Separation Benefits. If you sign, return and do not revoke this Agreement pursuant to and in accordance with this paragraph, it shall be effective and enforceable as of the expiration of the revocation period described in this paragraph (the “Release Effective Date”).

11.
Entire Agreement; Severability.

a.
This Agreement is the entire agreement between you and the Company regarding the subject matter herein and supersedes all prior written and oral agreements and understandings between you and the Company and any of the other Releasees with respect to the subject matter herein, which shall survive execution of this Agreement and any subsequent termination thereof.

b.
This Agreement is governed by the laws of the State of Indiana, without regard to its conflict of law rules and you and the Company hereby consent to the exclusive jurisdiction and venue of the courts of the State of Indiana for the enforcement of this Agreement and waive any rights you/it may have to a trial by jury in connection therewith.

c.
The provisions and terms of this Agreement are severable. If any provision or term of this Agreement, or the application thereof, is determined to be unenforceable by a court of competent jurisdiction, it is agreed that such provision shall be modified rather than voided, if possible, in order to achieve the intent of the parties to the extent possible and shall be interpreted to apply to the maximum extent as legally permissible, and shall not otherwise affect the enforceability of any other clause or the remainder of this Agreement. If any provision or term of this Agreement, or the application thereof, is determined to be unenforceable by a court of competent jurisdiction, it is agreed that such provision shall be interpreted to apply to the maximum extent as legally permissible, and shall not otherwise affect the enforceability of any other clause or the remainder of this Agreement.

d.
This Agreement is binding upon you and your successors, assigns, heirs, executors, administrators and representatives. The Company may freely assign this Agreement at any time to an assignee having the financial and other resources to fulfill all of Company’s obligations to you hereunder and this Agreement shall inure to the benefit of the Company and its successors and assigns.

e.
This Agreement may be signed in counterparts.

12.
Restrictive Covenants. Regardless of whether you execute this Agreement, you acknowledge that you shall continue to be bound by the obligations and covenants set forth in the Invention, Non-Disclosure, Non-Competition and Non-Solicitation Agreement dated as of June 25, 2021 by and between the Company and you, attached hereto as Exhibit A (the “Restrictive Covenants Agreement”, and such obligations and covenants set forth therein (including, specifically, Section 4 thereof), “Restrictive Covenants”), the terms of which are incorporated herein by reference as if set forth herein in their entirety. The Restrictive Covenants Agreement shall survive the termination of your employment and/or service with the Company. Your right to receive and/or retain the Separation Benefits is conditioned upon, and subject to, your continuous compliance with the Restrictive Covenants for the applicable periods set forth in the Restrictive Covenants Agreement.

ACKNOWLEDGMENT AND SIGNATURE PAGE FOLLOWS

ACKNOWLEDGEMENT

I ACKNOWLEDGE THAT I HAVE READ AND AGREE TO THE TERMS AND CONDITIONS SPECIFIED IN THIS AGREEMENT AND I INTEND TO WAIVE AND RELEASE ALL CLAIMS THAT I MAY HAVE AGAINST THE COMPANY AND ANY OF THE RELEASEES AS SET FORTH IN SECTION 4 OF THE AGREEMENT, INCLUDING ANY CLAIM UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT, 29 U.S.C. § 621 ET SEQ. I UNDERSTAND THAT THIS WAIVER AND RELEASE CREATES A TOTAL AND UNLIMITED RELEASE OF ALL CLAIMS AS SET FORTH IN SECTION 4 OF THE AGREEMENT, WHETHER KNOWN OR UNKNOWN, THAT I MAY HAVE AGAINST THE COMPANY AND THE RELEASEES EXISTING AS OF THE DATE I SIGNED THIS AGREEMENT (AND THAT THIS AGREEMENT DOES NOT WAIVE ANY CLAIMS THAT MAY ARISE AFTER I SIGN THIS AGREEMENT, INCLUDING ANY RIGHTS OR CLAIMS TO SECURE ENFORCEMENT OF THIS AGREEMENT).

I FURTHER ACKNOWLEDGE THAT I HAVE BEEN GIVEN 21-DAYS IN WHICH TO REVIEW THIS AGREEMENT AND TO CONSIDER MY GENERAL RELEASE OF ALL CLAIMS AS SET FORTH IN THIS AGREEMENT BEFORE SIGNING IT, AND ACKNOWLEDGE THAT IF I SIGN THIS AGREEMENT PRIOR TO THE EXPIRATION OF THIS 21-DAY PERIOD, I KNOWINGLY AND VOLUNTARILY HAVE WAIVED MY RIGHT TO CONSIDER THE TERMS OF THIS AGREEMENT FOR THE FULL 21-DAY PERIOD.

I FURTHER ACKNOWLEDGE THAT I HAVE BEEN GIVEN A REASONABLE TIME IN WHICH TO REVIEW THIS AGREEMENT AND TO CONSIDER MY GENERAL RELEASE OF ALL CLAIMS AS SET FORTH IN THIS AGREEMENT BEFORE SIGNING IT. I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY ABOUT THE MEANING AND EFFECT OF THIS AGREEMENT BEFORE SIGNING IT AND VOLUNTARILY HAVE ELECTED WHETHER TO DO SO. I AM SIGNING THIS AGREEMENT KNOWINGLY, VOLUNTARILY AND WITH FULL UNDERSTANDING OF ITS TERMS AND EFFECTS. I HAVE NOT RELIED ON ANY REPRESENTATIONS OR STATEMENTS NOT SET FORTH IN THE AGREEMENT.